SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

Vantage Health

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 55th Street, #3B New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +27 728213420

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 14, 2013, the board of directors appointed Scott Joseph Senyetse Senwelo, Peter Tshazibane and Gertrude Mothibe as members of our board of directors.

Scott Joseph Senyetse Senwelo, 40, graduated from the University of Botswana in 1995 with a Bachelor of Science degree. He pursued his Pharmacy Degree from the University of London and has continued academic development over the years where he most recently earned a MSc in Strategic Management from Derbyshire Business School in January 2013. He is fluent in English and Setswana. From 2008 to 2010 he was the General Manger for Medswana Ltd. and in 2010 he was promoted to the role of International Business Development Manager until 2012. From January 2012 to the present he has been a Claims Manager for Associated Fund Administrators. Over the course of Mr. Senwelo’s career, he has served as a board member and manager, has proved himself to be a natural leader, has been actively involved in various capacities and holds a wide range of valuable knowledge and insight within the healthcare industry. We believe his well rounded experience in the healthcare and pharmaceutical industry will benefit us in the role as a member of our board of directors.

Peter Tshazibane, 47, graduated from the Cape Peninsular University of Technology in 1988 in South Africa. He received the National Diploma of Analytical Chemistry. He has extensive experience in Project Management in the field of Pharmaceutical Manufacturing and previously worked at Labat Africa Ltd. and Adcock Ingram as an Analytical Chemist. We believe the extensive project management and chemical expertise will benefit us in the role of member of our board of directors.

Gertrude Mothibe, 60, graduated with a Degree in Pharmacy in 1978 from Sunderland, England. She received her Masters Degree in Drug Regulation and Control from Bradford University, England in 1996 and followed up with a post graduate Diploma in Industrial Pharmacy, Regulation and Drug Discovery in 2010 from Moshi, Tanzania. Since October 2008 she has been a Lecturer at the National University of Lesotho, teaching Pharmaceutics and Pharmaceutical Microbiology. Mrs. Mothibe is also currently serving on the board of the Southern African Generic Medicines Association and is Chairperson of its Capacity Building Committee. She has experience in medicine manufacturing and distribution, management, lecturing and consultancy, lecturing in Pharmacy Practice, Pharmaceutics, Pharmaceutical Chemistry and Pharmaceutical Microbiology at tertiary level. She has served on councils, worked in hospitals, acted as a consultant and managed medicine distribution. She has proven herself in the pharmaceutical industry and her passion in the industry will benefit us in the role as a member of our board of directors.

There are no family relationships between Mr. Senwelo, Mr. Tshazibane and Mrs. Mothibe and any of our directors or executive officers.

Mr. Senwelo, Mr. Tshazibane and Mrs. Mothibe have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Mr. Senwelo and Mrs. Mothibe. Mr. Tshazibane is employed in the API manufacturing project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Health

/s/ Lisa Ramakrishnan

Lisa Ramakrishnan

President

Date: May 14, 2013

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